Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in TIBCO Software Inc.’s Annual Report on Form 10-K for the year ended November 30, 2004.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 26, 2005